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                                                                 Exhibit 10.26

NORTH CAROLINA

WAKE COUNTY

LEASE AGREEMENT

     THIS LEASE, made and entered into this 14th day of September by PYLON, INC., a NORTH CAROLINA corporation with its principal office in Raleigh, Wake County, North Carolina, hereinafter referred to as "Landlord", and Americable, Inc., a Minnesota corporation, hereinafter referred to as "Tenant".

                           WITNESSETH:

     WHEREAS, Landlord is the owner of a certain building situated on a tract of land in the City of Raleigh, Wake County, North Carolina, at 533-102 Hutton Street, Pylon Commercial Park, Raleigh, North Carolina, and Tenant desires to lease approximately 2,400 square feet of building to be used for office and laboratory space for a period of three (3) years beginning October 1, 1998.

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each to the other paid, the receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter set forth, Landlord does hereby demise and lease to Tenant, its successors and assigns, and Tenant does hereby take and hire from Landlord, subject to the conditions hereinafter expressed, the following rental space in a building (hereinafter referred to as "leased premises") in the City of Raleigh, Wake County, North Carolina, and more particularly described as follows: The rental space in the building will consist of approximately 2,400 square feet of office and warehouse space as indicated on Exhibit "A" attached hereto.

     TOGETHER WITH the rights of ingress, egress, and regress to and from said leased premises across the property of the Landlord to public streets, and the exclusive right of 8 parking spaces in that certain parking area adjacent to the leased premises as marked by Landlord, and the non-exclusive right of parking in other parking areas and using all alleys, streets and ways on the Landlord's property in the area adjacent to the leased premises for the benefit of the Tenant, its employees, agents, licensees, visitors and invitees.

     TO HAVE AND TO HOLD said leased premises, together with rights, privileges and appurtenances hereinafter set forth, unto it, the Tenant, its successors and assigns, for the full term of an in accordance with the provisions of this indenture.



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     And the Landlord and Tenant do hereby covenant and agree as follows:

     1. TERM. The agreed term of this lease shall be three (3) years commencing on October 1, 1998 and shall terminate on September 30, 2001.

     2. OPTION TO EXTEND TERM OF LEASE. The initial term of this lease may be extended for an additional period of N/A at the option of Tenant. Such option to extend shall be exercised by Tenant by giving written notice to Landlord not more than six (6) nor less than two (2) months prior to the expiration of the existing term. Said extended term shall be upon the same terms, covenants and conditions as provided in this lease for the initial term except that the rent payable during said extended term shall be negotiable. Any termination of this lease during the initial term or during the extended term shall terminate all rights of extension hereunder.

     3. RENT. (a) Tenant shall pay to Landlord during the term of this lease, rental as follows:

         The annual rental for said space shall be as follows. The annual rent for each year of the lease shall be twenty-six thousand four hundred
     dollars and no cents ($26,400.00).   The rent shall be paid monthly in the
     amount of two thousand two hundred dollars and no cents ($2,200.00). This rent shall commence on the first day of October 1998, and continue to be due on the first day of every month through September 2001. Rent received after the tenth (10) day of the month will be subject to a two percent (2%) late fee.

     4. COMMON AREA MAINTENANCE. Tenant to pay Landlord a monthly sum equal to ninety dollars ($90.00) for common area maintenance.

     5. SECURITY DEPOSIT. Tenant is required to pay a security deposit equal to one months rent ($2,200.00). This deposit shall be returned to the Tenant at the end of this lease term provided the Tenant has met all provisions of this lease and has left the premises in good condition.

     6. TAXES. During the term of this lease, Landlord shall pay all ad valorem property taxes and assessments levied on the leased premises by the City of Raleigh, the County of Wake, or any other governmental agency, and Tenant, in addition to the basic rent and overage rent, shall also pay to Landlord as additional rent the amount, if any, which is equal to the increase in the amount paid by the Landlord for City and County ad valorem taxes on the leased premises for such year over the amount paid by the Landlord as such taxes for the first calendar year after the effective date of this lease. It is understood and agreed that Tenant is only leasing a percentage of the warehouse building, therefore, if the tax increase is computed on the entire building, then Tenant shall be responsible for only this pro rata share, such additional rent shall be payable within fifteen
(15) days after demand by Landlord in writing accompanied by a copy of applicable tax receipts and a computation of the amount of the additional rent.



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     7.  FIRE INSURANCE.  Landlord agrees to secure and maintain adequate fire and extended coverage insurance upon the leased premises in such an amount as is necessary to carry out its obligation under this lease concerning repairs to said leased premises and the Landlord agrees to use the proceeds of said insurance to make such repairs or rebuild. Further, Landlord warrants that its insurance carrier waives all subrogation rights against Tenant in all events.

     8. INSURANCE PREMIUMS. The Tenant agrees that it will pay any increase in the hazard insurance premiums allocable to said leased premises, which increase shall be caused by use of said premises by the Tenant for purposes other than office and storage space; and in case the Tenant shall omit to pay such increase in insurance premiums allocable to said leased premises, the Landlord shall be entitled to pay the same and the amount so paid shall be added to the rent then or next to become due hereunder; provided that Landlord shall have first given Tenant at least two weeks written notice of such amount of premium increase.

     9. DESTRUCTION TO BUILDING BY FIRE OR OTHER CASUALTY. In the event of a partial destruction of the leased premises, whether by fire, unavoidable casualty, act of God, or otherwise, then Landlord shall forthwith repair the same, provided such repairs can be made within ninety (90) days; said partial destruction shall in no way annul or void this lease, except that Tenant shall be entitled a proportionate reduction to be based upon the extent to which the damage and making of such repairs shall interfere with the business carried on by Tenant in the leased premises; if the leased premises are totally destroyed by any fire, unavoidable casualty, act of God, or otherwise, and thereby rendered unfit for use, then and in that event this lease shall terminate and the Tenant shall be relieved of any further rental payments provided for herein.

     10. LIABILITY INSURANCE. Tenant shall be responsible for and shall save Landlord harmless from and against any and all claims for damages to persons or property resulting from or arising out of the use and occupancy of the leased premises throughout the term of the lease. Tenant, at all times during the term hereof, at its sole cost and expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance with limits of liability of not less that two hundred thousand dollars ($200,000.00) for injury to any one person, not less than five hundred thousand dollars ($500,000.00) for injuries to more than one person arising out of any one accident, and not less than fifty thousand dollars ($50,000.00) for property damage. The policy or policies of insurance shall be in standard form and shall name Landlord therein as an additional insured, together with Tenant, and shall be issued by insurers acceptable to Landlord, if such acceptance is not unreasonably withheld. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by Tenant on or before the beginning date of the next annual policy or renewal period and certificates thereof shall be furnished to Landlord by Tenant promptly upon the issuance of each policy or renewal thereof.


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     11.  MAINTENANCE.  Tenant, during the initial term of this lease or an extension thereof, at its sole expense, shall keep the interior of the building on the leased premises in as good order and repaid as it is at the effective date of this lease, reasonable wear and tear and damage by fire or other casualty excepted; provided, however, that during the first year of the initial term of this lease, Landlord shall repair at its own expense any of the interior of the building which is in need of repair as a result of poor workmanship or the use of defective materials in the construction of the building. Tenant shall be responsible for routine maintenance and the Landlord is responsible for all repairs other than those resulting from failure by Tenant to exercise proper maintenance.

     12. SIGNS. Any signs placed on the external portion of the building must be approved by the Landlord and be in compliance with ordinances of The City of Raleigh.

     13. ALTERATIONS. Tenant shall not make any structural improvements or additions to the leased premises other than as provided herein without the written consent of Landlord, but Tenant, at its own expenses and with the herein grated consent of Landlord, may make non-structural alteration, improvements and additions, and install equipment, lighting fixtures, partitions and wiring and tenant shall have the right, at its option and expense, upon termination of the lease to remove such alterations, additions, improvements, and installations and, in the event of such removal, shall then be obligated to restore the property at its own expense to the condition that existed at the commencement of the term of the lease. Upon termination of the lease, Landlord, if it so elects, shall have the right to require Tenant, at Tenant's expense, to so remove any alterations, improvements, additions and fixtures made or installed without Landlord's consent and to so restore the leased premises.

     14. USE AND OCCUPANCY. Tenant, at all times during the term shall have sole and exclusive control and right of use and occupancy of the leased premises and all improvements thereon. Landlord, or its representatives, shall have the right, however, to enter the leased premises, at any reasonable time and after reasonable notice, for the purpose of inspection of the property or performing any work which Landlord elects to undertake or is required to perform under the provisions of this lease. Tenant may use and occupy the leased premises for any lawful purpose but shall not use or occupy or permit the property to be used or occupied, nor do or permit anything to be done on the leased premises, which shall make void or voidable the appropriate insurance then contemplated by this lease to be in force with respect thereto, or which will cause or be likely to cause structural damage to the building or any part thereof, or which will constitute a public or private nuisance. Tenant shall be permitted use of the leased front, outside, exterior wall for the purpose of displaying its corporate name in accordance with item number ten hereinabove set forth.






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     15.  WARRANTY OF TITLE.  Landlord warrants that it has good legal right to execute and deliver this indenture and to grant and convey to Tenant the leasehold estate herein provided for the term, at the rental, and upon the conditions herein set forth. Landlord also warrants and agrees to defend the title to the leased premises and covenants that Tenant, so long as it shall not be in default hereunder, shall peaceably and quietly have, hold and enjoy the leased premises for the full term. Landlord further warrants that use of the leased premises for the purpose herein stipulated comply with the applicable zoning laws and regulations.

     16. UTILITIES. After the effective date of this lease, Tenant shall pay all charges for gas, electricity, light, heat, power, and telephone or other communcations services used, rendered, or supplied upon or in connection with the leased premises, and shall indemnify Landlord against any liability or damages on such account.

     17. CONDEMNATION. In the event during the term of this lease or any extension thereof the entire leased premises are acquired by the exercise of the power of eminent domain, or so much thereof as shall render the same not reasonably suitable to Tenant's uses, this lease shall terminate at the time possession must be surrendered, and the Tenant shall be relieved of all future rental payments provided for herein. Tenant shall be entitled to receive a portion of the condemnation award allocable to Lessee's alterations, improvements, additions and installation in said leased premises.

     18. BANKRUPTCY. If at any time during the term of this indenture, Tenant shall be adjudged bankrupt or insolvent by any federal or state court of competent jurisdiction and such adjudication shall not be set aside or vacated within a period of sixty (60) days. Landlord may, at its option, and ten (10) days after delivery of notice to Tenant, declare this lease terminated and canceled and take possession of the leased premises.

     19. SUBORDINATION. This lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which hereafter may be made a lien on the leased premises by Landlord. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless execute such further instruments subordinating the lease to the lien of any such mortgage or deed of trust as may be desired by the lender, provided, however, and not withstanding anything herein contained to the contrary, that as long as the said Tenant, its successors and assigns, shall fully perform the covenants and conditions contained herein, including the payment of all rentals hereunder, it shall have the right to peaceably occupy and possess the demised premises under this lease without interruption or disturbance by the purchaser at a foreclosure sale.

     20. DEFAULT. Tenant agrees that if default shall be made by it, its successors or assigns, in the payment of the rent herein reserved or in any other term or condition set forth herein and such default shall continue for a period of thirty (30) days after mailing of notice thereof in writing to the Tenant, its successors or assigns, then in either or any event it may and shall be lawful for the Landlord at any time thereafter to enter into or on the said premises, repossess and expel the Tenant or anyone holding under

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it, its successors and assigns, and remove its effects forcibly if necessary without prejudice to any rights or remedies whether by statute or common law upon such entry by the Landlord, it may lease or re-let the premises in whole or in part or the buildings and improvements thereon to any Tenant or Tenants that may be satisfactory to it.

     21. ASSIGNMENT OR SUBLETTING. Tenant may not assign or transfer this lease or let or sublet all or any part of the leased premises without the consent of the Landlord, which shall not be unreasonably withheld or delayed, an no assignment, transfer or subletting shall in any way relieve or release Tenant of its obligations hereunder unless such release is expressly agreed to by Landlord in writing.

     22. WAIVER OF CONDITIONS. In the event Landlord shall fail to exercise any right, power or option immediately upon the same arising, such failure shall not be construed a waiver of the right to exercise that right, power or option at a subsequent time, and the failure on the part of the Landlord to insist upon strict compliance with any of the terms of this agreement by the Tenant shall not be construed as a waiver of the right of the Landlord to insist upon compliance in the future.

     23. ARBITRATION. Any controversy which shall arise between Landlord and Tenant regarding the rights, duties or liabilities hereunder of either party shall be submitted to arbitration pursuant to Article 45, Chapter 1, General Statutes of North Carolina. Such arbitration shall be before one (1) disinterested arbitrator, if one can be agreed upon, otherwise before three (3) disinterested arbitrators, one named by Landlord, one by Tenant and one by the two thus chosen. The arbitrator or arbitrators shall determine the controversy in accordance with the laws of North Carolina as applied to the facts found by them, and the determination so made shall be binding and conclusive upon the parties hereto.

     24. SITUS. This indenture shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

     25.  HAZARDOUS MATERIALS.  Environmental Compliance.

     A. Tenant's Responsibility. Tenant covenants and agrees that the Premises will, at all times during its use or occupancy thereof, be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local, and other governmental and regulatory authorities, agencies, and bodies applicable to the Premises, pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials, including, but not limited to the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation and Liability act of 1980, as from time to time amended (all hereafter collectively called "Laws").




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B.  Tenant's Liability.  Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 25; including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws; (ii) the reasonable cost of all appropriate test and examinations of the Premises to confirm that the premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with Section 25.

     C. Property. For the purpose of this Section 25, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground, water, and surface water of the Premises.

     D. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 25.
Such audits shall be conducted in such manner as to minimize the interference with Tenant's permitted activities on the premises; however, in all cases, the audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 25. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 25, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Lease term and within thirty (30) days thereafter (not to exceed two
(2) such audits per calendar year) shall be paid for on demand by Tenant.

     E. Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 25 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant's use or occupancy of the premises and was not caused, in whole or in part, by Tenant or tenant's agents, employees, officers partners, contractors, or invitees; or (ii) to the extent such violation is caused by, or results from, the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

     F. Tenant's Liability After Termination of Lease. The covenants contained in this Section 24 shall survive the expiration of termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 25.

     26. HOLDING OVER. If the tenant should continue to occupy the leased premises after the expiration of the term herein provided and any extension or renewal thereof, without any agreement in writing with the Landlord as to the term of such continued possession, then such additional tenancy shall be on a month to month basis under the same terms and conditions as existed immediately prior to such holding over, except that the rent shall increase to 125% of the





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rent in effect at the time of the expiration.  In case of such continued
possession the month to month tenancy created thereby may be terminated and canceled by the Landlord or by the Tenant by giving sixty (60) days written notice to the other party.

     27. NOTICE. All mail sent for the purpose of paying rent or to serve any notice, demand or communication upon the other party, if intended for Landlord shall be addressed to:

                   Pylon, Inc.
                   501-E Uwharrie Ct.
                   Raleigh, NC  27606

and intended for Tenant shall be addressed to:

                   Americable, Inc.
                   7450 Flying Cloud Drive
                   Eden Prairie, MN  55344
                   Attn:  Peter Flynn

or to such other address as either party may have furnished to the other in writing as a place for the service of notice.

     IN WITNESS WHEREOF, Landlord and Tenant have each caused this instrument to be executed, sealed and attested by their respective duly authorized officers, all as of the day and year first above written.

                                     PYLON, INC. (Landlord)

                                     By:  -------------------------
                                          President

ATTEST

By:  ---------------------------
     Secretary

                                     AMERICABLE, INC. (Tenant)

                                     By:  -------------------------
                                          President

ATTEST

By:  ---------------------------
     Secretary







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